Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements:

1.	Registration Statement (Form F-3 No. 333-235239) of QIWI plc,
2.	Registration Statement (Form S-8 No. 333-212441) pertaining to the 2015 Employee Restricted Stock Units Plan of QIWI plc, and
3.	Registration Statement (Form S-8 No. 333-190918) pertaining to the Amended and Restated Employee Stock Option Plan of QIWI plc;

of our reports dated April 22, 2024, with respect to the consolidated statement of financial position of QIWI plc and its subsidiaries (“the Group”) as of December 31, 2023 and 2022,  the related consolidated statements of comprehensive income, changes in equity, and cash flows for the years then ended and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting of QIWI plc as of December 31, 2023, appearing in the December 31, 2023 annual report on Form 20-F of QIWI plc.

/s/ JSC “Kept”

Moscow, Russia
April 22, 2024